UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 25, 2022

Seer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
(Address of principal executive offices, including zip code)

650-453-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 25, 2022, Omead Ostadan resigned from his position as President of Seer, Inc. (the “Company”) and from its Board of Directors (the “Board”) for personal reasons, each effective as of September 30, 2022. Effective as of September 30, 2022, the Board has reduced its size from ten members to nine members.

The Company and Mr. Ostadan have entered into a Consultant Agreement to provide transition services and for Mr. Ostadan to serve as a senior advisor to the Company on an hourly basis following his resignation (the “Consultant Agreement”). The description of the Consultant Agreement is qualified in its entirety by the actual agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, on August 26, 2022, the Board appointed Omid Farokhzad, M.D. to the office of President of the Company, in addition to his current positions as Chief Executive Officer and Chair of the Board, effective as of Mr. Ostadan’s resignation.

ITEM 8.01	Other Events.
The Company released the following statements regarding Mr. Ostadan’s resignation:

“Omead has been an invaluable leader during a critical phase of our growth. During his time with Seer, we have built the foundation for a strong commercial organization that we believe will allow us to deliver on the promise of our transformational technology. I am grateful to Omead for his partnership and, on behalf of the Board and the entire Seer team, thank Omead for his numerous contributions,” said Omid Farokhzad, M.D., Chief Executive Officer, and Chair of the Board.

“After careful consideration, I have made the difficult decision to leave Seer in order to prioritize the needs of my family. I remain as excited as ever about the mission of Seer, its technology and the incredible opportunity ahead in proteomics,” said Omead Ostadan.

These statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect current views with respect to certain current and future events and financial performance. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. Such forward-looking statements are based on current beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”). Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

The information under Item 8.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1    Consultant Agreement between the Company and Omead Ostadan dated August 25, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.
Date: August 26, 2022
	By:	/s/ David Horn
David Horn
Chief Financial Officer